As filed with the Securities and Exchange Commission on March 3, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	54-1865271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

(610) 660-7817

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

William V. Carey

Chief Executive Officer

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

(610) 660-7817

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank R. Adams, Esq.

Christopher P. Peterson, Esq.

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 259-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.01 per share(1)	N/A	(2)	N/A	(2)	N/A	(2)	—	(3)
Debt Securities	N/A	(2)	N/A	(2)	N/A	(2)	—	(3)

(1) May include shares of common stock issuable upon conversion of debt securities being registered pursuant to this registration statement.

(2) Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(3) The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and Rule 457(r).

Prospectus

Central European Distribution Corporation

Common Stock

Debt Securities

We may offer from time to time debt securities and common stock. The debt securities will be senior debt securities consisting of notes or other unsecured evidences of indebtedness. The debt securities may be convertible into our common stock or other securities.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus or prospectus supplement, carefully before you invest.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “CEDC.”

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods or otherwise. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

Investing in our securities involves risks. Before investing, see “Item 1A. Risks Relating To Our Business,” beginning on page 17 of our annual report on Form 10-K for the year ended December 31, 2007, and any subsequent quarterly reports on Form 10-Q, each of which is incorporated by reference into this prospectus. See “Where you can find more information” and “Incorporation of certain documents by reference” in the prospectus for a description of how you may obtain copies of these documents.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is March 3, 2008

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell securities in one or more offerings. Pursuant to the rules of the SEC, we have omitted from this prospectus the specific terms of the securities that we may sell and the plan of distribution. However, each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including a description of the securities being offered and the plan of distribution. The prospectus supplement may also add, update or change information included or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of certain documents by reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement and the information contained in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus, any prospectus supplement, any related permitted free writing prospectus we have authorized or any document incorporated by reference into these documents is accurate as of any date other than its date, regardless of when you receive those documents or when any particular sale of securities occurs.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”).

In this prospectus, the words “CEDC,” “we,” “our,” “ours” and “us” refer to Central European Distribution Corporation, a Delaware corporation, and its subsidiaries taken as a whole, unless otherwise stated or the context otherwise requires. The mailing address and telephone number of our principal executive offices are Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 and (610) 660-7817.

Risk factors

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in the prospectus supplement relating to applicable offering of securities. You should carefully consider the important risk factors and other information included or incorporated by reference in the applicable prospectus supplement before investing in any securities that may be offered.

Forward-looking information

This prospectus and the accompanying prospectus supplement, including the information incorporated by reference into them, contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as

“anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in our forward-looking statements for many reasons, including the risk factors described in any accompanying prospectus supplement and in our filings with the SEC (including those described in Item 1A. Risks Related to Our Business, of our annual report on Form 10-K for the year ended December 31, 2007, and any subsequent quarterly reports on Form 10-Q) that are incorporated by reference into this prospectus and any accompanying prospectus supplement. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of the document containing them or as otherwise indicated. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of the forward-looking statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

Our company

We are the largest vodka producer by value and volume in Poland, and one of the largest producers of vodka in the world. We produce and sell approximately 9.3 million nine-liter cases of vodka per year in the four main vodka segments in Poland: top premium, premium, mainstream and economy. Our mainstream Absolwent brand has been the number one selling vodka for the last seven years based on volume and sales. Bols vodka is the number one selling premium vodka in Poland and Hungary by value. Soplica, a mainstream brand, has consistently been one of the top ten selling vodkas sold in Poland. In addition to being sold in Poland, our Zubrówka brand is exported out of Poland, mainly to Europe. In addition, we produce the top selling vodka in Hungary, Royal Vodka, which we distribute through our Hungary subsidiary Bols Hungary.

We are the leading distributor by value of alcoholic beverages in Poland. Our business involves the distribution of products that we import on an exclusive basis and products we produce from our two distilleries (Bols and Polmos Bialystok). In addition, we handle the distribution of a range of products from the local and international drinks companies operating in Poland. We are the largest distributor in Poland for many of these suppliers. We distribute over 700 brands of alcoholic beverages consisting of a wide range of alcoholic products, including spirits, wine and beer, as well as non-alcoholic beverages.

We distribute products throughout Poland directly to approximately 39,000 outlets, including off-trade establishments, such as small and medium-size retail outlets, petrol stations, duty free stores, supermarkets and hypermarkets, and on-trade locations, such as bars, nightclubs, hotels and restaurants, where the products we distribute are consumed. In July 2007, we acquired 100% of the outstanding shares of PHS Sp. z o.o., a leading distributor of alcoholic beverages in western Poland. PHS has over 15 years experience in the market.

In July 2006, we acquired 100% of the share capital of Bols Hungary and the “Royal Vodka” trademark. Bols Hungary distributes Royal Vodka, which is the number one selling vodka in Hungary with a market share of approximately 25.7% based on value, and which is produced by us in Poland at our Bols production facility. On September 26, 2006, we acquired, from Lucas Bols B.V., a perpetual, exclusive, royalty-free and sublicensable license to use the Bols Vodka trademark in the marketing and sale of our products in Hungary. Bols Vodka is the number one premium vodka in Hungary. In addition to Royal Vodka, and Bols Vodka, Bols Hungary has an extensive import portfolio which includes the Rémy Cointreau Group’s portfolio, the Grant’s portfolio, the C&C portfolio and Jagermeister. Hungary is one of the leading markets in the world for Jagermeister.

We have exclusive rights to import and distribute approximately 40 leading brands of spirits, wine and beer into Poland and distribute these products throughout Poland. We also provide marketing support to the suppliers who have entrusted us with their brands.

Our exclusive import brands, include the following: Concha y Toro wines, Metaxa Brandy, Rémy Martin Cognac, Guinness, Sutter Home wines, Grants Wiskey, Jagermeister, E&J Gallo wines, Jim Beam Bourbon, Sierra Tequila and Teachers Whisky. In January 2007, we signed an agreement with Gruppo Campari in Poland, to be the exclusive importer, marketer and distributor of the Campari portfolio. The Campari portfolio includes well-known brands such as Campari, Cinzano, Skyy Vodka, Old Smuggler, Gran Cinzano, Cinzano Asti and Glen Grant. We also import our own private label alcohol products such as William’s Whisky, and wine under numerous labels.

We have distribution agreements in place in a number of key markets around the world, including France, the United Kingdom, Denmark, Norway, Sweden, Finland and Japan. In 2007, we entered into a new distribution agreement with Marsalle Company in the United States, where sales of Zubrowka have commenced in major cities, including Chicago and New York.

Corporate Information

Our principal executive office in the United States is Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, and our telephone number is (610) 660-7817.

Use of proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, among other things, to reduce indebtedness and to fund investments in, or extensions of credit or contributions to, our subsidiaries.

Proceeds may also be used to fund acquisitions and for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended December 31,
2007	2006	2005	2004	2003
3.13x	2.83x	2.31x	8.08x	8.59x

The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest, amortized expenses related to indebtedness and one-third of rent expense (which we have estimated for 2003, 2004 and 2005) as representative of the interest portion of rentals.

Description of debt securities

We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be our unsecured and unsubordinated obligations. We may issue debt securities in one or more series from time to time under an indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. To obtain a copy of the indenture, see “Where you can find more information” in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indenture. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

• the title of the series of debt securities;

• any limit on the aggregate principal amount of debt securities of the series;

• whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

• any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

• the price or prices at which the debt securities of the series will be issued;

• the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest;

• the manner in which, and the person to whom, any interest on any bearer securities of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

• the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

• the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

• the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

• the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

• the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

• our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

• our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

• the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

• the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the indenture;

• if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

• if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

• if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder who is a U.S. alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

• whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

• any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

• whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

• whether the debt securities of the series, in whole or any specified part, will be defeasible pursuant to the indenture and, if other than by an officers’ certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

• any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee under the indenture or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the indenture;

• any special U.S. federal income tax considerations applicable to the debt securities of the series; and

• any other terms of the debt securities.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special U.S.

federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special U.S. federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-U.S. holders or denominated in a currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

In the event of any conflict or discrepancy between the terms of a series of debt securities as described in the related prospectus supplement and the terms as described in this prospectus, the description in the prospectus supplement will apply to the extent of such conflict or discrepancy.

Consequences of holding company status

Our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Form, exchange, registration and transfer

The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “—Global debt securities.” Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities may not be issued in exchange for registered securities, except as set forth in the indenture.

Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will, except as set forth in the indenture, be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, to maintain (in addition to the registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption of debt securities of any series, we will not be required to:

• issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

• if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

• if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

• register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

• exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and of like tenor and principal amount that is simultaneously surrendered for redemption.

Covenants

Unless otherwise indicated in an applicable prospectus supplement, the indenture does not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “—Mergers and sales of assets.”

Payment and paying agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee in certain circumstances. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by us from time to time, or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to the interest installment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities and as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to any limitations described in any applicable prospectus supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, subject to the terms of the indenture, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the indenture, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of that series and any related coupons may be presented and surrendered for payment.

All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will, in certain circumstances, be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global debt securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and sales of assets

The indenture generally provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a “default”) or event of default shall have occurred or be continuing under the indenture and (iii) we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of default

The indenture generally provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. However, in the event of certain bankruptcy-related events, the debt securities will automatically accelerate, except as otherwise provided in the indenture. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

Under the indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

(a) default in payment of the principal of any debt security of the series;

(b) default in payment of any interest on any debt security of the series when due, continuing for 30 days;

(c) failure by us to comply with our other agreements in the debt securities of the series or the indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

(d) specified events of bankruptcy or insolvency; and

(e) any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders security or indemnity reasonably satisfactory to it against losses, liabilities or expenses. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or the debt securities, unless:

(a) the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

(c) the holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(d) the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

(e) the trustee has failed to comply with the request within the 60 day period.

Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in “—Modification and waiver,” below.

The indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers’ certificate stating whether or not the signers actually know of any default that occurred during the last fiscal year.

Modification and waiver

The indenture permits us and the trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

• to evidence the succession of another corporation to us and the assumption by it of our obligations under the indenture and the debt securities;

• to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon us;

• to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

• to establish the form or terms of debt securities of any series or coupons as permitted by the indenture;

• to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

• to cure any ambiguity, defect or inconsistency;

• to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

• to secure the debt securities; or

• to make any other change that does not adversely affect the rights of any holder of the debt securities in any material respect.

The indenture also permits us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

• change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

• reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

• reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

• change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

• impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

• reduce the above stated principal amount of outstanding debt securities of any series necessary to modify or amend the indenture; or

• modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

Discharge and defeasance

Unless otherwise indicated in an applicable prospectus supplement, the indenture generally provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

In addition, unless otherwise indicated in an applicable prospectus supplement, the indenture generally provides that we may:

(a) be discharged from our obligations in respect of the debt securities of a series (“defeasance and discharge”), or

(b) cease to comply with specified restrictive covenants (“covenant defeasance”), including those described under “—Mergers and sales of assets”;

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i) sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

(ii) that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel provided for in the indenture.

Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

The trustee under the indenture

The trustee under the indenture, and/or one or more of its respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act of 1939, as amended, it must eliminate the conflict or resign.

The trustee will perform only those duties that are specifically set forth in the indenture, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Plan of distribution

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors on our own or its behalf in those jurisdictions where we are, or it is, authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

• A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

• A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

• A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

One or more of the underwriters, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

Where you can find more information

We file reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC’s website on the Internet at www.sec.gov. We also maintain a website at www.cedc.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our or the SEC’s website, and you should not consider it to be a part of this prospectus.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document the we filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

• our annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008 (file no. 000-24341);

• our current reports on Form 8-K, filed with the SEC on January 11, 2008 and February 8, 2008 (file no. 000-24341);

• the information in our proxy statement on Schedule 14A, filed with the SEC on March 27, 2007 (file no. 000-24341), but only to the extent that such information was incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 15, 2007 (file no. 000-24341);

• the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 21, 1998, including any amendments or reports filed for the purpose of updating such description (file no. 000-24341); and

• all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, excluding reports, or any portions of any reports, that are deemed to be “furnished” to, and not “filed” with, the SEC.

You may request a copy of these filings, at no cost, by writing us at Central European Distribution Corporation, Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Investor Relations, or telephoning us at (610) 660-7817.

Legal matters

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey & LeBoeuf LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2007 incorporated by reference in this Base Prospectus to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o.o., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered office of PricewaterhouseCoopers Sp. z o.o. Warsaw, Al. Armii Ludowej 14.

Part II Information not required in prospectus

Item 14. Other expenses of issuance and distribution

All expenses other than the Securities and Exchange Commission filing fees are estimated.

SEC registration fee	(1)
Accountants’ fees and expenses(2)	$100,000
Legal fees and expenses(2)	$100,000
Printing and engraving expenses(2)	$10,000
Rating agencies’ fees(2)	(3)
Trustee’s and registrar’s fees and expenses(2)	$10,000
Miscellaneous(2)	$10,000
Total:	$230,000

(1) The registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2) Estimated.

(3) Rating agency fees are calculated in part based on the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in the prior paragraph or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

To the maximum extent permitted by law, our Amended and Restated Bylaws provide for mandatory indemnification of our directors and officers against any expense, liability and loss to which they may become subject, or which they may incur as a result of being or having been a director or officer our company. In addition, we must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b)(7) does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Amended and Restated Certificate of Incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7). Specifically, our directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, and descriptions above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1	Form of Senior Debt Securities Indenture

5.1	Opinion of Dewey & LeBoeuf LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Dewey & LeBoeuf LLP (included in exhibit Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers Sp. z o.o.)

24	Power of Attorney (included in signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

* To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, State of Pennsylvania, on the 3rd day of March, 2008.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ WILLIAM V. CAREY
William V. Carey Chairman of the Board, President and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints William V. Carey and Christopher Biedermann, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM V. CAREY William V. Carey	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 3, 2008

/s/ CHRISTOPHER BIEDERMANN Christopher Biedermann	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2008

/s/ DAVID BAILEY David Bailey	Director	March 3, 2008

/s/ N. SCOTT FINE N. Scott Fine	Director	March 3, 2008

/s/ TONY HOUSH Tony Housh	Director	March 3, 2008

/s/ ROBERT P. KOCH Robert P. Koch	Director	March 3, 2008

/s/ JAN W. LASKOWSKI Jan W. Laskowski	Director	March 3, 2008

/s/ MARKUS SIEGER Markus Sieger	Director	March 3, 2008